Customer No. ________________
Loan No.  ___________________

RBC Centura	Commercial Promissory Note

$5,000,000	Atlanta, Georgia
April 8, 2004
Master Note

FOR VALUE RECEIVED, the undersigned (whether one or more, “Borrower”) promises to pay to RBC CENTURA BANK (“Bank”), or order, the sum of Five Million Dollars ($5,000,000), or so much thereof as shall have been disbursed from time to time and remains unpaid, together with interest at the rate and payable in the manner hereinafter stated.  Principal and interest shall be payable at any banking office of Bank in the city or town indicated above, or such other place as the holder of this Note may designate.

Article I.  Interest Rate.

Section 1.1.  Rate of Accrual.  Interest will accrue on the unpaid principal balance at the rate set forth in Section 1.2.1. until maturity of this Note, whether such maturity occurs by acceleration or on the Maturity Date.  Interest will accrue on any unpaid balance owing under this Note, whether principal, fees, premiums, charges or costs and expenses, after maturity at the rate set forth in Section 1.2.2.  All accrual rates of interest under this Note will be contract rates of interest, whether a pre-default rate or a default rate, and references to contract rates in any loan documents executed and delivered by Borrower or others to Bank in connection with this Note shall be to such contract rates.

Section 1.2.  Interest Rates.

                      1.2.1.  Pre-Default Rate.  Subject to the provisions of Section 1.2.2. below, interest payable on this Note per annum will accrue at LIBOR Base Rate plus 2.5%.  The “LIBOR Base Rate” is the London Interbank Offer Rate for United States Dollars for a term of one month which appears on Telerate Page 3750, Bloomberg Professional Screen BBAM (or any generally recognized successor method or means of publication) as of 11:00 a.m., London time, two (2) London business days prior to the day on which the rate will become effective. The rate for the first month or part thereof will initially become effective on the date of the Note as shown on the face hereof. Thereafter, the rate will change and a new rate will become effective on the first calendar day of each succeeding month. If for any reason the London Interbank Offer Rate is not available, then the “LIBOR Base Rate” shall mean the rate per annum which banks charge each other in a market comparable to England’s Eurodollar market on short-term money in U.S. Dollars for an amount substantially equivalent to the principal amount due under this Note as determined at 11:00 A.M., London time, two (2) London business days prior to the day on which the rate will become effective, as determined in the Bank’s sole discretion. Bank’s determination of such interest rate shall be conclusive, absent manifest error.

                      1.2.2.  Default Rate.  Upon the nonpayment of any payment of interest described herein, Bank, at its option and without accelerating this Note, may accrue interest on the unpaid principal balance at a rate per annum (“Default Rate”) equal to the lesser of the maximum contract rate of interest that may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law or five percent (5.0%) plus the pre-default interest rate otherwise applicable hereunder, as set forth in Section 1.2.1..  After maturity of this Note, whether by acceleration or otherwise, interest will accrue on the unpaid principal of this Note and all fees, premiums, charges and costs and expenses owing hereunder at the Default Rate until this Note is paid in full, whether this Note is paid in full pre-judgment or post-judgment.

                      1.2.3.  Variable Rate; Calculation of Interest.

                                  1.2.3.1.  Variable Rate.  This is a variable rate note.  Any change in the rate of interest payable under this Note will equal the change in the variable rate index to which such rate is tied, but the rate at which interest accrues under this Note shall never exceed the maximum contract rate which may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law. Bank shall have no obligation to notify Borrower in advance of adjustments in the rate of interest payable under this Note.  Adjustments to the rate of interest will be effective on the first day of the calendar month next following any change in the variable rate index, with the rate being adjusted to reflect the most recent change in the variable rate index.

                                  1.2.3.2.  Calculation of Interest.  All interest payable under this Note shall be calculated monthly and will accrue daily on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.  In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business.  Payments in federal funds, immediately available in the place designated for payment, received by Bank prior to 2:00 p.m. local time at said place of payment, shall be credited as if received prior to close of business on the day the funds are immediately available; while other payments, at the option of Bank, may not be credited until such payments are immediately available to Bank, in federal funds, in the place designated for payment, prior to 2:00 p.m. local time at said place of payment on a day on which Bank is open for business.

Article II.  Payment Terms.

Section 2.1.  Interest Payment Terms.  Payments under this Note include an interest component and a principal component. The principal component is set forth in Section 2.2 below.  The interest component shall be paid as follows:  interest shall be payable monthly, in arrears, beginning May 1, 2004 and continuing on the same calendar day of each consecutive month thereafter until the Maturity Date, when all accrued but unpaid interest is due and payable in full.

Section 2.2.  Principal Payment Terms; Maturity Date.  As stated in Section 2.1 above, payments under this Note include an interest component and a principal component.  The interest component is set forth in Section 2.1 above.  The principal component shall be paid as follows:  principal shall be payable in one single payment on that date which is 364 days from the date of this Note (herein referred to as the “Maturity Date”).

Section 2.3.  Prepayment.  This Note may be prepaid in whole, or in part at any time without any prepayment premium.  Principal amounts borrowed and repaid may be re-borrowed.

Section 2.4.  Application of Payments.  All payments made on this Note shall be applied first to payment of all late fees, charges, premiums and costs and expenses due but unpaid under this Note, then to accrued but unpaid interest and finally to principal, in the inverse order of the payment dates therefor, unless Bank determines in its sole discretion to apply payments in a different order or applicable law requires a different application of payments.  The partial prepayment of this Note, if permitted, shall not result in a payment holiday or any other deferral of any regularly scheduled payments under this Note, all of which shall be made as and when the same are scheduled to be paid.

Article III.  Loan Agreement and Security.

Section 3.1.  Loan Agreement.   The loan evidenced by this Note was made pursuant to a commitment letter (“Commitment Letter”) from Bank to Borrower dated March 26, 2004.  Borrower and Bank have entered into a loan and security agreement of even date herewith (“Loan and Security Agreement”).  Borrower shall perform and abide by, as and when so required, each and all of the covenants, terms and conditions imposed upon or applicable to Borrower in the Commitment Letter, the Loan and Security Agreement and all security documents and other agreements referenced in the Loan and Security Agreement.

Section 3.2.  Security Documents.  This Note is secured by (1) the Loan and Security Agreement, (2) the security documents and other supporting obligations identified in the Loan and Security Agreement, (3) the security documents and other supporting obligations which reference that they secure this Note or the Loan and Security Agreement, (4) any security documents and other supporting obligations which reference that they secure all indebtedness or other obligations owing from time to time by Borrower to Bank, and (5) any security documents and other supporting obligations which reference that they secure all indebtedness from time to time owing from Borrower to Bank other than consumer credit as defined under the Federal Reserve Board’s Regulation Z (Truth-in-Lending) (12 CFR 226 et seq.) (“security documents”).

Article IV.  Default and Acceleration.

Section 4.1.  Expenses.  Borrower agrees to pay, upon demand by Bank or if demand is not sooner made, on maturity of this Note, whether such maturity occurs by acceleration or on the Maturity Date, for each payment past due for fifteen (15) or more calendar days, a late charge in an amount equal to the lesser of  (1) four percent (4%) of the amount of the payment past due or (2) the maximum percentage of the payment past due permitted by applicable law, or the maximum amount if not expressed as a percentage.  If this Note is not paid in full whenever it becomes due and payable, Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees actually incurred by Bank.

Section 4.2.  Default.  Any one or more of the following shall constitute an event of default (“Event of Default”) under this Note:  (1) the failure of Borrower to make when due any payment described herein, whether of principal, interest or otherwise; (2) the failure of Borrower to perform any of the other terms and conditions of this Note or any of the terms and conditions of the Loan and Security Agreement or the other security documents executed and delivered by Borrower to Bank, or to another person for Bank’s benefit, as and when the same are required to be so performed, or the occurrence of some other default by Borrower under this Note, the Loan and Security Agreement or any of the other security documents; (3) the failure of any other person obligated for the payment of this Note, either directly or indirectly, or obligated under the Loan and Security Agreement or any of the other security documents to perform any of the terms and conditions imposed upon such other person by any of said agreements or documents, as and when the same are required to be so performed, or the occurrence of some other default by such other person under any of said agreements or security documents; (4) the application for the appointment of a receiver for Borrower or the filing of a petition under any provisions of the United States Bankruptcy Code or other state or federal insolvency proceeding by or against Borrower or any assignment for the benefit of creditors by or against Borrower that is not dismissed or stayed within forty-five (45) days; (5) the failure of Borrower to perform or other default by Borrower under any other now existing or hereafter arising monetary or non-monetary obligation due, owing or otherwise required to be performed or observed by Borrower to or in favor of Bank, or default by any subsidiary of Borrower under any indebtedness or other obligation now or hereafter owing by such subsidiary to Bank; or (6) the termination of any guaranty agreement or other supporting obligation (inclusive of letters of credit) which applies to this Note or any other security document which applies to this Note.

Section 4.3.  Acceleration.  Upon the occurrence of an Event of Default under this Note, (1) the entire unpaid principal balance of this Note, together with all other amounts owing and all other amounts to be owing under this Note, shall, at the option of Bank, become immediately due and payable, upon demand, and (2) the Bank may, both before and after acceleration, exercise any of and all of its other rights and remedies under this Note and the other loan documents, as well as any additional rights and remedies it may have at law and it may have in equity, to recover full payment of the balance (principal, interest, fees, premiums, charges and costs and expenses) owing under this Note.  The failure by Bank to exercise any of its options shall not constitute a waiver of the right to exercise same in the event of any subsequent default.

Article V.  Miscellaneous.

Section 5.1.  Use and Application of Terms.  To the end of achieving the full realization by Bank of its rights and remedies under this Note, including payment in full of the loan evidenced hereby, in using and applying the various terms, provisions and conditions in this Note, the following shall apply:  (1) words in the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular numbered meaning include the plural number, and vice versa; (2) words importing persons include firms, companies, associations, general partnerships, limited partnerships, limited liability partnerships, limited liability limited partnerships,limited liability companies, trusts, business trusts, corporations and legal entities, including public and quasi-public bodies, as well as individuals; (3) the term “Note” refers to this Commercial Promissory Note, the term “loan document” refers to this Note, the Commitment Letter, the Loan and Security Agreement and any security documents and other documents and agreements executed and delivered to Bank or others on Bank’s behalf in connection with this Note, and the term “Borrower” refers to all signatories of this Note collectively and severally, as the context of this Note requires, and all signatories of this Note shall be and the same are jointly and severally liable hereunder; (4) as the context requires, the word “and” may have a joint meaning or a several meaning and the word “or” may have an inclusive meaning or an exclusive meaning; (5) the term “subsidiary” means any registered organization or other organization (i) the majority (by number of votes) of the outstanding voting interests of which is at the time owned or controlled by Borrower, or by one or more subsidiaries of Borrower, or Borrower and one or more subsidiaries of Borrower, or (ii) otherwise controlled by or within the control of Borrower or any subsidiary; (6) the Commitment Letter and the other loan documents shall be applied and construed in harmony with each other (provided that in the event of a conflict between this Note and the Commitment Letter, the terms of this Note shall govern) to the end that Bank is ensured repayment of the loan evidenced by this Note in accordance with the terms of this Note and such other loan documents, and this Note and the other loan documents shall not be applied, interpreted and construed more strictly against a person because that person or that person’s attorney drafted this Note or any of the other loan documents; (7) Bank does not intend to and shall not reserve, charge or collect interest, fees or charges hereunder in excess of the maximum rates or amounts permitted by applicable law and if any interest, fees or charges are reserved, charged or collected in excess of the maximum rates or amounts, it shall be construed as a mutual mistake, appropriate adjustments shall be made by Bank and to the extent paid, the excess shall be returned to the person making such a payment; and (8) wherever possible each provision of this Note shall be interpreted and applied in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, or the application thereof shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note, or the application thereof shall be in a manner and to an extent permissible under applicable law.

Section 5.2.  Documentary and Intangibles Taxes.  To the extent not prohibited by law and notwithstanding who is liable for payment of the taxes and fees, Borrower shall pay, on Bank’s demand, all intangible personal property taxes, documentary stamp taxes, excise taxes and other similar taxes assessed, charged or required to be paid in connection with the loan evidenced by this Note, or any extension, renewal or modification of such loan, or assessed, charged or required to be paid in connection with any of the loan documents.

Section 5.3.  Maintenance of Records by Bank.   Bank is authorized to maintain, store and otherwise retain the loan documents in their original, inscribed tangible forms or records thereof in an electronic medium or other non-tangible medium which permits such records to be retrieved in perceivable forms.

Section 5.4.  Right of Set-off; Recoupment.  Upon the occurrence of an Event of Default under this Note, Bank is authorized and empowered to apply to the payment hereof, any and all money deposited in Bank in the name of or to the credit of Borrower, upon notice to Borrower, and is authorized to offset any obligation of Bank to Borrower to the payment hereof and is authorized to exercise its rights of recoupment relative to Borrower.

Section 5.5.  Waiver.   Except to the extent expressly provided for under this Note, Borrower waives presentment, demand, protest and notice of dishonor, waives any rights which it may have to require Bank to proceed against any other person or property, agrees that without notice to any person and without affecting any person’s liability under this Note, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any person or permit the renewal, amendment or modification of this Note or any other agreement executed and delivered by any person in connection with this Note, or permit the substitution, exchange or release of any security for this Note and may add or release any person primarily or secondarily liable, and agrees that Bank may apply all moneys made available to it from any part of the proceeds from the disposition of any security for this Note either to this Note or to any other obligation of Borrower to Bank, as Bank may elect from time to time.  No act or inaction of Bank under this Note shall be deemed to constitute or establish a “course of performance or dealing” that would require Bank to so act or refrain from acting in any particular manner at a later time under similar or dissimilar circumstances.

Section 5.6.   Jury and Jurisdiction.  This Note shall be deemed to have been executed and delivered in the State of Georgia regardless of where the signatories may be located at the time of execution and shall be governed by and construed in accordance with the substantive laws of the State of Georgia, excluding, however, the conflict of law and choice of law provisions thereof.  Borrower, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Note.  To the extent not prohibited by applicable law, Borrower (1) irrevocably submits to the jurisdiction of either (i) the State courts of the State of Georgia or (ii) a United States District Court for any federal district in such jurisdiction (referenced in (i)) over any action or proceeding arising from or related to this Note and any of the other loan documents entered into in connection with this Note; and (2) irrevocably waives, to the fullest extent Borrower may effectively do so, the defense of improper venue or an inconvenient forum to the maintenance of any such action or proceeding.  Nothing in this Section shall affect or impair Bank’s right to serve legal process in any manner permitted by law or Bank’s right to bring any action or proceeding against Borrower or Borrower’s property in the courts of any other jurisdiction.

Section 5.7.  Successors and Assigns.  This Note shall apply to and bind Borrower’s and Bank’s heirs, personal representatives, successors and assigns.  All references in this Note to Bank shall include the holder hereof and this Note shall inure to the benefit of any holder, its successors and assigns; and, Borrower waives and will not assert against any transferee or assignee of this Note any claims, defenses, set-offs or rights of recoupment which Borrower could  assert against Bank, except defenses which Borrower cannot waive.  Borrower acknowledges that Customer Numbers and Loan Numbers may be added to this Note after execution and delivery of this Note by Borrower and if there is a section denoted “BANK USE ONLY”, the information under such section may also be completed by Bank after execution and delivery of this Note. In addition, in the event the date of this Note is omitted, Borrower consents to Bank inserting the actual date of execution of this Note by Borrower.

Section 5.8.  Master Note.  If this Note is designated herein as a MASTER NOTE or is denoted on Bank’s records as a MASTER NOTE, then this Note evidences a line of credit and Borrower shall be liable for only so much of the principal amount as shall be equal to the total of the amounts advanced to or for Borrower by Bank from time to time, less all payments made by or for Borrower and applied by Bank to principal, and for interest on each such advance, fees, premiums, charges and costs and expenses incurred or due hereunder, all as shown on Bank’s books and records which shall be conclusive evidence of the amount owed by Borrower under this Note, absent a clear and convincing showing of bad faith or manifest error.  If this is a MASTER NOTE, upon the occurrence of an Event of Default or the occurrence of an event which, with the lapse of time, would become an Event of Default under this Note, in addition to its other rights and remedies, Bank may terminate or suspend Borrower’s right to receive any future or additional advances under this Note and the other loan documents.

(Signatures Begin on the Next Page)

The undersigned have executed this Note as of the day and year first above stated.

VERILINK CORPORATION	Witness:

By:

Print Name:	Print Name:

Title:

XEL COMMUNICATIONS, INC.	Witness:

By:

Print Name:	Print Name:

Title:

V-X ACQUISTION COMPANY	Witness:

By:

Print Name:	Print Name:

Title: